AYTU BIOSCIENCE, INC.
373 INVERNESS PKWY, SUITE 206
ENGLEWOOD, CO 80112

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AYTU2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D30802-S15631

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AYTU BIOSCIENCE, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3

		For	Against	Abstain
1.	The approval for purposes of compliance with the Nasdaq rules, the consideration to be delivered by Aytu in connection with the merger, comprised of the (i) Common Stock Issuance and (ii) payment of cash in lieu of the issuance of fractional shares of Aytu common stock	☐	☐	☐
2.	The approval of an amendment to our Certificate of Incorporation to change the name of Aytu BioScience from "Aytu BioScience, Inc." to "Aytu Biopharma, Inc." upon the completion of the merger	☐	☐	☐
3.	The approval of an adjournment of the Special Meeting	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D30803-S15631

AYTU BIOSCIENCE, INC.
[TBD]
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) [TBD] and [TBD] as proxies, each with full power of substitution, to represent and vote, as designated on the reverse side, all the shares of Common Stock of Aytu BioScience, Inc. held of record by the undersigned on [TBD] at the Special Meeting of Shareholders to be held at [TBD] on [TBD], or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

(Continued and to be signed on the reverse side)